Exhibit 5.1

555 Eleventh Street, N.W., Suite 1000 Washington, D.C. 20004-1304 Tel: +1.312.876.7700 Fax: +1.312.993.9767 www.lw.com

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November 19, 2021

Ginkgo Bioworks Holdings, Inc.

27 Drydock Avenue

8th Floor

Boston, MA 02210

Re:     Registration Statement on Form S-8

To the addressees set forth above:

We have acted as special counsel to Ginkgo Bioworks Holdings, Inc., a Delaware corporation (the “Company”), in connection with the registration by the Company of (i) 200,440,957 shares of its Class A common stock, $0.0001 par value per share (the “Class A Common Stock”) and 200,440,957 shares of its Class B common stock, $0.0001 par value per share (the “Class B Common Stock”), issuable under the Ginkgo Bioworks Holdings, Inc. 2021 Incentive Award Plan (the “2021 Plan”); (ii) 20,000,000 shares of Class A Common Stock and 20,000,000 of Class B Common Stock issuable under the Ginkgo Bioworks Holdings, Inc. 2021 Employee Stock Purchase Plan (the “ESPP”); (iii) 286,833,305 shares of Class A Common Stock and 286,833,305 shares of Class B Common Stock issuable under the Ginkgo Bioworks, Inc. 2014 Stock Incentive Plan (the “2014 Plan”); and (iv) 30,495,320 shares of Class A Common Stock and 30,495,320 shares of Class B Common Stock issuable under the Ginkgo Bioworks, Inc. 2008 Stock Incentive Plan (the “2008 Plan”), the shares in the foregoing clauses (i) through (iv), collectively, the “Shares”. The Shares are included in a registration statement on Form S-8 under the Securities Act of 1933, as amended (the “Act”), filed with the Securities and Exchange Commission (the “Commission”) on November 19, 2021 (the “Registration Statement”). This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or the related prospectus, other than as expressly stated herein with respect to the issue of the Shares.

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters. We are opining herein as to the General Corporation Law of the State of Delaware (the “DGCL”) and we express no opinion with respect to any other laws.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof, when the Shares shall have been duly registered on the books of the transfer agent and registrar therefor in the name or on behalf of the recipients thereof, and have been issued by the Company against payment therefor in the circumstances contemplated by and pursuant to the 2021 Plan, the ESPP, the 2014 Plan and the 2008 Plan, as applicable, and assuming in each case that the individual issuances, grants or awards under the 2021 Plan, the ESPP, the 2014 Plan and the 2008 Plan, as applicable, are duly authorized by all necessary corporate action and duly issued, granted or awarded and exercised in accordance with the requirements of law and the 2021 Plan, the ESPP, the 2014 Plan and the 2008 Plan, as applicable (and the agreements and awards duly adopted thereunder and in

November 19, 2021

accordance therewith), the issue and sale of the Shares will have been duly authorized by all necessary corporate action of the Company, and the Shares will be validly issued, fully paid and nonassessable. In rendering the foregoing opinion, we have assumed that the Company will comply with all applicable notice requirements regarding uncertificated shares in the DGCL.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Sincerely,

/s/ Latham & Watkins LLP